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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 20, 2002



                                WEYCO GROUP, INC.
             (Exact name of registrant as specified in its charter)


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
               Wisconsin                               0-9068                               39-0702200
---------------------------------------  -------------------------------------  -------------------------------------
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            incorporation)


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
         333 W. Estabrook Boulevard, P.O. Box 1188
                      Milwaukee, Wisconsin                                              53201
-----------------------------------------------------------       ---------------------------------------------------
         (Address of principal executive offices)                                     (Zip Code)
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Registrant's telephone number, including area code:  (414) 908-1600


                             -----------------------
         (Former name or former address, if changed since last report.)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 20, 2002, Weyco Group, Inc., together with certain of its wholly-owned subsidiaries (collectively, "Weyco"), purchased from Florsheim Group Inc. and its subsidiaries (collectively, "Florsheim") Florsheim's (a) accounts receivable (with specified exceptions), (b) trademarks and other information assets, (c) wholesale inventory (with specified exceptions), (d) leaseholds and associated assets for 23 retail and outlet shoe stores, and (e) other specified assets. Florsheim had previously filed for bankruptcy under the United States Bankruptcy Code. The transaction occurred in accordance with the Asset Purchase Agreement between Weyco and Florsheim dated March 3, 2002, as amended, and the May 10, 2002 order of the Bankruptcy Court for the Northern District of Illinois approving the sale. Weyco has also agreed to acquire certain assets of Florsheim's European subsidiaries for an aggregate purchase price not to exceed $1.1 million, plus assumption of operating liabilities. The purchase of the European assets is expected to close on or about June 30, 2002. Weyco and Florsheim are not affiliated entities, and the terms of the transaction were negotiated at arm's length.

         The purchase price was approximately $45.6 million (excluding the European assets), and was determined primarily by negotiations between the parties and in compliance with the orders of the bankruptcy court. The purchase price was funded in part from Weyco's internal funds and in part using proceeds from a $60 million unsecured revolving line of credit to Weyco under a loan agreement dated May 17, 2002 arranged by M&I Marshall & Ilsley Bank and also including LaSalle Bank National Association, Comerica Bank and National City Bank as lenders.

         The assets purchased are used in the design, distribution and wholesale and retail sale of men's shoes and related products. Weyco intends to continue those uses.

         The foregoing summary is not a complete description of the acquisition of Florsheim's assets and is qualified in its entirety by reference to the Asset Purchase Agreement and the amendments thereto, copies of which have been filed with the SEC as exhibits to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.

         It is impractical to provide financial statements with respect to the acquired business at the time of this report. Appropriate financial statements will be filed by amendment to this report as soon as practicable, and in any event not later than August 5, 2002.

         (b)  Pro Forma Financial Information.

         It is impractical to provide pro forma financial information with respect to the acquired business at the time of this report. Appropriate pro forma financial information will be filed by amendment to this report as soon as practicable, and in any event not later than August 5, 2002.

         (c)  Exhibits:



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         See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 4, 2002                 WEYCO GROUP, INC.

                                    By:  /s/ John F. Wittkowske
                                         ---------------------------------------
                                             John F. Wittkowske
                                             Senior Vice President,
                                             Chief Financial Officer & Secretary




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                                WEYCO GROUP, INC.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-9068)

                                  EXHIBIT INDEX
                                       TO
                             FORM 8-K CURRENT REPORT
                               DATED MAY 20, 2002



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
                                                                            INCORPORATED HEREIN BY
EXHIBIT NUMBER                  DESCRIPTION                                      REFERENCE TO
--------------      ------------------------------------      ------------------------------------------------
    2.1(a)          Asset Purchase Agreement with             Exhibit 2.1 to the Registrant's Annual Report on
                    Florsheim Group Inc., et. al., dated      Form 10-K for the year ended December 31, 2001.
                    March 3, 2002

    2.1(b)          Amendments to Asset Purchase              Filed herewith.
                    Agreement with Florsheim Group Inc.,
                    et. al.
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